Exhibit 99.1

Investor Relations    Media Relations
Jennifer Church    Sue Bishop
(203) 585-6508    (203) 585-2802

For Immediate Release: April 27, 2021
Synchrony Reports First Quarter Net Earnings of $1.0 Billion or
$1.73 Per Diluted Share
–Growth Drivers Accelerating; Remain Impacted by Pandemic
–Credit Quality Continues to be Strong, Provision for Credit Losses Down 80%

STAMFORD, Conn. – Synchrony Financial (NYSE: SYF) today announced first quarter 2021 earnings results amid the continuing Coronavirus (COVID-19) pandemic. Synchrony reported first quarter 2021 net earnings of $1.0 billion, or $1.73 per diluted share.
Key Highlights*:
•Loan receivables decreased 7% to $76.9 billion
•Interest and fees on loans decreased 14% to $3.7 billion
•Purchase volume increased 8% to $34.7 billion
•Average active accounts decreased 8% to 66.3 million
•Deposits decreased $1.9 billion, or 3%, to $62.7 billion
•Renewed 10 programs including American Eagle, Ashley HomeStores LTD, CITGO, and Phillips 66
•Added 10 new programs including Prime Healthcare, Mercyhealth, Emory Healthcare, and Southern Veterinary Partners in the CareCredit network
•Gap Inc. program agreement will not be renewed and will expire in April 2022; expect strategic options will be accretive to diluted earnings per share relative to renewal terms and if the portfolio is sold we expect to redeploy approximately $1 billion of capital
•Returned $328 million in capital through share repurchases of $200 million and common stock dividends

“As we begin to emerge from the pandemic, Synchrony is well positioned for a strong recovery and bright future. We’re driving growth for Synchrony and our partners by investing in enhanced digital and data capabilities, seamless customer experiences, new products and capabilities, and expanding our networks. As we navigated the challenges of the past year, we further strengthened our competitive position and accelerated initiatives to help our partners compete and win in this dynamic environment,” said Brian Doubles, President and Chief Executive Officer, Synchrony. “Though first quarter results continued to be impacted by the pandemic with slower loan growth, lower net interest income and resultant lower margins, credit continues to perform exceedingly well and we are driving operational efficiency. I am confident in our success as we accelerate our strategy and position the company for long-term growth.”

Business and Financial Results for the First Quarter of 2021*
Earnings
•Net interest income decreased $451 million, or 12%, to $3.4 billion, mainly due to lower finance charges and late fees.
•Retailer share arrangements increased $63 million, or 7%, to $1.0 billion, reflecting the improvement in net charge-offs.
•Provision for credit losses decreased $1.3 billion, or 80%, to $334 million, driven by lower reserves and net charge-offs.
•Other income increased $34 million, or 35%, to $131 million, largely driven by investment income.
•Other expense decreased $70 million, or 7%, to $932 million, mainly driven by lower operational losses and lower marketing and business development costs, partially offset by an increase in employee costs.
•Net earnings increased $739 million to $1.0 billion.
Balance Sheet
•Period-end loan receivables decreased 7%; purchase volume increased 8%; and average active accounts decreased 8%.
•Deposits decreased $1.9 billion, or 3%, to $62.7 billion and comprised 81% of funding.
•The Company’s balance sheet remained strong with total liquidity (liquid assets and undrawn credit facilities) of $28.0 billion, or 29.2% of total assets.
•The Company has elected to defer the regulatory capital effects of CECL for two years; the estimated Common Equity Tier 1 ratio was 17.4% compared to 14.3%, and the estimated Tier 1 Capital ratio was 18.3% compared to 15.2%, reflecting the Company’s strong capital generation capabilities.
Key Financial Metrics
•Return on assets was 4.3% and return on equity was 31.8%.
•Net interest margin was 13.98%.
•Efficiency ratio was 36.1%.
Credit Quality
•Loans 30+ days past due as a percentage of total period-end loan receivables were 2.83% compared to 4.24% last year.
•Net charge-offs as a percentage of total average loan receivables were 3.62% compared to 5.36% last year.
•The allowance for credit losses as a percentage of total period-end loan receivables was 12.88%.
Sales Platforms
•Impacts from 2020 shutdowns and higher payment rates affecting platforms' receivables growth to varying degrees in the first quarter.
•Retail Card period-end loan receivables decreased 9%. Interest and fees on loans decreased 16%, driven primarily by the decline in loan receivables and lower yield. Purchase volume increased 11% and average active accounts decreased 7%.
•Payment Solutions period-end loan receivables decreased 1%, with continued strength in Power Sports and Home Specialty. Interest and fees on loans decreased 11%, driven primarily by lower late fees,

finance charges, and merchant discount. Purchase volume increased 3% and average active accounts decreased 9%.
•CareCredit period-end loan receivables decreased 8%. Interest and fees on loans decreased 7%, driven primarily by lower late fees and merchant discount. Purchase volume was flat and average active accounts decreased 11%.
* All comparisons are for the first quarter of 2021 compared to the first quarter of 2020, unless otherwise noted.

Corresponding Financial Tables and Information
No representation is made that the information in this news release is complete. Investors are encouraged to review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the detailed financial tables and information that follow and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed February 11, 2021, and the Company’s forthcoming Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchronyfinancial.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.
Conference Call and Webcast Information
On Tuesday, April 27, 2021, at 8:30 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchronyfinancial.com, under Events and Presentations. A replay will also be available on the website.
About Synchrony Financial
Synchrony (NYSE: SYF) is a premier consumer financial services company. We deliver a wide range of specialized financing programs, as well as innovative consumer banking products, across key industries including digital, retail, home, auto, travel, health and pet. Synchrony enables our partners to grow sales and loyalty with consumers. We are one of the largest issuers of private label credit cards in the United States; we also offer co-branded products, installment loans and consumer financing products for small- and medium-sized businesses, as well as healthcare providers.
Synchrony is changing what’s possible through our digital capabilities, deep industry expertise, actionable data insights, frictionless customer experience and customized financing solutions.
For more information, visit www.synchrony.com and Twitter: @Synchrony.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may" or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated, including the future impacts of the novel coronavirus disease (“COVID-19”) outbreak and measures taken in response thereto for which future developments are highly uncertain and difficult to predict; retaining existing partners and attracting new partners, concentration of our revenue in a small number of Retail Card partners, and promotion and support of our products by our partners; cyber-attacks or other security breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the Consumer Financial Protection Bureau’s regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Synchrony Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed on February 11, 2021. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.
Non-GAAP Measures
The information provided herein includes measures we refer to as "tangible common equity", and certain “CECL fully phased-in" capital measures, which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.